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                              Exhibit 10.4

                             FIRST AMENDMENT
                                   to
                    VERTEX PHARMACEUTICALS INCORPORATED
                       1996 STOCK AND OPTION PLAN


   The Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan (the "Plan") is hereby amended, effective as of December 12, 1997, as follows:

Section 3 of the Plan is hereby amended by deleting the first sentence thereof and substituting therefor the following:

"The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 3,250,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Vertex Pharmaceuticals Incorporated 1991 Stock Option Plan and 1994 Stock and Option Plan but not granted thereunder, or the equivalent of such number of Shares after the Committee, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan."

        As so amended, the Plan shall continue in full force and effect.